UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2019

Tandem Diabetes Care, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36189	20-4327508
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11075 Roselle Street, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 366-6900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry Into a Material Definitive Agreement.

On January 22, 2019, Tandem Diabetes Care, Inc. (the “Company”) entered into a Lease Agreement (the “Lease”) with TREA PACIFIC PLAZA, LLC (the “Landlord”), with an effective date of January 10, 2019, for approximately 25,332 square feet of additional general administrative office space located at 10935 Vista Sorrento Parkway, San Diego, California (the “Pacific Plaza Building”).

Subject to limited exceptions, the initial Lease term is expected to commence on the later of (i) March 1, 2019, or (ii) the date on which the Landlord substantially completes certain specified work related to tenant improvements (the “Commencement Date”), and will expire 42 months from the first day of the first full month following the Commencement Date (such period, the “Base Term”). The Company will also have a one-time option (the “Extension Option”) to extend the term of the Lease for a period of five years by delivering prior written notice to the Landlord in accordance with the terms of the Lease.

The initial monthly base rent for the premises is approximately $92,000 per month and will increase annually by 3.0% beginning on each annual anniversary of the Commencement Date. The monthly base rent includes the Company’s proportionate share of certain ongoing operating expenses throughout the duration of the Lease. No base rent, other than operating expenses, will be due under the Lease for months two through seven of the Base Term.

Future minimum payments under the Lease, which includes reimbursement of certain Landlord operating expenses, will be as follows:

Year ended December 31,
2019	$370
2020	1,137
2021	1,171
2022	802
Thereafter	-
Total	$3,480

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by the Lease, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tandem Diabetes Care, Inc.

By:	/s/ David B. Berger
David B. Berger
Executive Vice President, General Counsel and Secretary

Date:  January 23, 2019